Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT dated as of November  __, 2010 (the “Effective Date” and this "Agreement"), is made by and between Timothy Armes (“Purchaser”) and Archetype Partners, LLC (“AP”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, pursuant to the terms of that certain Exchange Agreement dated as of the date hereof (the “Purchase Agreement”) between the Nurses Lounge, Inc. (“NLI”) and MedCAREERS GROUP, Inc. (“MCGI”), MCGI has agreed to secure Purchaser the right to vote a majority of the outstanding common stock, par value $0.001 per share of MCGI; and

WHEREAS, AP owns and controls 7,575,000 shares of MCGI common stock; and

WHEREAS, AP and Purchaser desire to establish in this Agreement certain terms and conditions regarding the voting and transfer rights associated with the Common Stock.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

1.  Term.  The term (the “Term”) of this Agreement shall commence on the date Effective Date and shall continue until the second anniversary of the Effective Date of this Agreement, or until terminated pursuant to Section 5, below.

2.  Stock.  The shares of Company Common Stock owned by AP from time to time during the Term of this Agreement, shall be referred to herein as the "Stock".  Any additional shares of Common Stock or other voting securities, or the voting rights relating thereto, of the Company that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by AP at any time during the Term of this Agreement as a result of the ownership of the Stock that is referred to in this Agreement whether issued as a result of any Transaction, incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction, shall be included within the term "Stock" as used herein and shall be subject to the terms of this Agreement.

3.  Voting. AP agrees that it will vote the Shares in the matter requested by or directed by the Purchaser from time to time in writing to AP (the “Voting Rights”) during the Term of this Agreement.

4.   Transfer of Stock.  AP shall be prohibited from selling, pledging, hypothecating, assigning or otherwise transferring (each a "Transfer") any Stock other than pursuant to a Transfer to an Affiliate or Associate of AP during the Term of this Agreement, provided that such Affiliate or Associate becomes a party to, and agrees to be bound by, this Agreement (collectively the “Transfer Restrictions”.  “Affiliate” shall have the meaning given it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  “Associate” shall have the meaning given it in Rule 12b-2 under the Exchange Act.

5.  Termination of Voting Rights and Transfer Restrictions.  This Agreement shall terminate in the event that: (i) the Purchaser sells shares of MCGI common stock, but only to the extent of the number of shares of stock sold; or (ii) to the extent MCGI issues more shares such that the AP shares plus shares owned by Purchaser do not equal more than 50% of the total outstanding common stock eligible to vote; or (iii) a sale of substantially all of the assets of MCGI; or (iv) Purchaser attempts to Transfer (other than a permitted Transfer) the right of Purchaser hereunder without AP’s written consent, which consent may be withheld in AP’s sole and absolute discretion.

6.  Reservation of Rights.  All other rights and privileges of the Stock other than as provided above shall be reserved to and retained by AP.

7.  Specific Performance.  Each Party hereto acknowledges that a remedy at law for any breach or attempted breach of terms and provisions of this Agreement may be inadequate, and such Parties therefore agree that the non-breaching party shall be entitled to specific performance and injunctive and other equitable relief in the event of any such breach or attempted breach.

8.  Waiver.  The wavier by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

9.  Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of Georgia.  In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Fulton County, Georgia.

10.  Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

11.  Notices.   Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i)	if to the Purchaser, addressed to:

c/o Five Concourse Parkway
Suite 2925
Atlanta, GA 30328
Attn: Tim Armes

(ii)	if to AP, addressed to:

Archetype Partners, LLC To be provided

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; and (C) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

12.  Amendment.  No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and singed by all the parties hereto.

13.  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

14.  Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

15.  Construction. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

16.  Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date set forth above.

/s/ Timothy Armes	Archetype Partners, LLC
Timothy Armes

By: /s/ R. Bryan Crutchfield
Title: Manager

Acknowledged by:

MedCAREERS GROUP, Inc.

By: /s/ William Goldstein
CEO